Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated December 20, 2017 with respect to the financial statement of FS Credit Income Fund as of October 31, 2017 in Post-Effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-215074) of FS Credit Income Fund.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

October 30, 2018